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                                                                    EXHIBIT 5
                                                                   The [LOGO]
                                                                     Hartford



June 18, 1997                                LYNDA GODKIN
                                             SENIOR VICE PRESIDENT,
                                             GENERAL COUNSEL & SECRETARY
                                             Law Department
Board of Directors
Hartford Life Insurance Company
200 Hopmeadow Street
Simsbury, CT  06089

RE:  MODIFIED GUARANTEED ANNUITY CONTRACTS
     HARTFORD LIFE INSURANCE COMPANY ("COMPANY")
     FILE NO. 33-35260

Dear Sir/Madam:

This opinion is furnished in connection with the registration under the Securities Act of 1933, as amended, of a certain group deferred annuity contract (the "Contract") that will be offered and sold by Hartford Life Insurance Company (the "Company") and certain units of interest to be issued in connection with the Contract. I have examined such documents (including the Form S-2 Registration Statement) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

1. The Separate Account is a separate account of the Company validly existing pursuant to Connecticut law and the regulations issued thereunder.

2. The assets held in the Separate Account are not chargeable with liabilities arising out of any other business the Company may conduct.

3. The Contract is legally issued and represents binding obligations of the Company.

I hereby consent to the use of this opinion as an exhibit to the Form S-2 Registration Statement for the Contract and to the reference to my name under the heading "Legal Opinions" in the prospectus included as a part of such Form S-2 Registration Statement.

Sincerely,

/s/ Lynda Godkin

Lynda Godkin                                  Hartford Life Insurance Company
                                              200 Hopmeadow Street
                                              Simsbury, CT 06089
                                              860 547 5000
                                              Mailing Address: P.O. Box 2999
                                              Hartford, CT 06104-2999